As filed with the Securities and Exchange Commission on September 16, 2003

                                                   Registration No. 333-
                                                                    -----------
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                                  Conseco, Inc.
             (Exact name of registrant as specified in its charter)

                             ---------------------

                          Delaware                                              75-3108137
(State or other jurisdiction of incorporation or organization)     (I.R.S. Employer Identification No.)

         11825 N. Pennsylvania Street, Carmel, Indiana                             46032
           (Address of Principal Executive Offices)                             (Zip Code)

               Conseco, Inc. 2003 Long-Term Equity Incentive Plan
                            (Full title of the plan)

                                 Karl W. Kindig
                                  Conseco, Inc.
                          11825 N. Pennsylvania Street
                              Carmel, Indiana 46032
                                 (317) 817-6100
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to:

                                  James S. Rowe
                              Kirkland & Ellis LLP
                              200 E. Randolph Drive
                             Chicago, Illinois 60601
                                 (312) 861-2000

                                       CALCULATION OF REGISTRATION FEE
------------------------------ ---------------------- ------------------- ----------------------- ------------------
                                                       Proposed maximum      Proposed maximum         Amount of
  Title of securities to be        Amount to be       offering price per    aggregate offering      registration
         registered                 registered              share                 price                  fee
------------------------------ ---------------------- ------------------- ----------------------- ------------------
------------------------------ ---------------------- ------------------- ----------------------- ------------------

Common Stock, par value           10,000,000 (1)          $19.875 (2)           $198,750,000          $16,078.88
$0.01 per share
------------------------------ ---------------------- ------------------- ----------------------- ------------------

(1) Pursuant to Rule 416, this Registration Statement shall be deemed to cover such indeterminable number of shares of common stock as may become issuable with respect to any of the registered shares pursuant to antidilution provisions in the Plan.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on September 15, 2003.

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

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended.



                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          We are the successor to Conseco, Inc., an Indiana corporation. We are incorporating in this registration statement by reference the following documents, which we or our predecessor filed with the Commission:

               (a) Our predecessor's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

               (b) Our predecessor's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

               (c) Our predecessor's Current Reports on Form 8-K filed on January 10, 2003, January 22, 2003, February 4, 2003, March 13, 2003,
          March 21, 2003, June 19, 2003, July 16, 2003, August 21, 2003 and
          September 15, 2003.

               (d) The description of our common stock contained in our registration statement on Form 8-A filed on September 10, 2003.

          All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered by this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of those documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          We are incorporated under the laws of the State of Delaware. Our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides, as authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any transaction from which the director derives an improper personal benefit; (ii) for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) for any improper payment of dividends or redemption of shares; or (iv) for any breach of the director's duty of loyalty to us or our stockholders.

          Our Certificate of Incorporation and Amended and Restated Bylaws further provide, as permitted by Section 145 of the DGCL, that each person who was, is or is threatened to be made a party to or is otherwise involved with any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer or, while a director or officer, is or was serving at the request of the Company as a director, officer, employee or agent of another company or enterprise (an "indemnitee"), will be indemnified and held harmless us to the fullest extent authorized by the DGCL, against all expense, liability and loss (including attorneys' fees), reasonably incurred or suffered by such indemnitee in connection therewith. This right of indemnification includes our obligation to provide an advance of expenses, although the indemnitee may be required to repay such an advance if there is a judicial determination that the indemnitee was not entitled to the indemnification.

          The foregoing statements are subject to the detailed provisions of the DGCL and our Certificate of Incorporation and Amended and Restated Bylaws.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

   Number                             Description
   ------     ------------------------------------------------------------------
     3.1 Amended and Restated Certificate of Incorporation of Conseco, Inc., incorporated by reference to Exhibit 1 of our Registration Statement on Form 8-A (Registration File No. 001-31792).

     3.2 Amended and Restated Bylaws of Conseco, Inc., incorporated by reference to Exhibit 2 of our Registration Statement on Form 8-A (Registration File No. 001-31792).

       4       Conseco, Inc. 2003 Long-Term Equity Incentive Plan.

       5       Opinion of Kirkland & Ellis LLP.

    23.1       Consent of PricewaterhouseCoopers LLP.

    23.2       Consent of Kirkland & Ellis LLP (included in Exhibit 5).

      24 Power of Attorney (included on the signature page of this Registration Statement).

Item 9.   Undertakings.

          (a) The undersigned registrant hereby undertakes:

               (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement,

               (1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (3) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

               (ii) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on September 10, 2003.


                                      CONSECO, INC.

                                      By:  /s/  EUGENE M. BULLIS
                                           ---------------------
                                           Eugene M. Bullis
                                           Executive Vice President and Chief
                                           Financial Officer

                                POWER OF ATTORNEY

          Each of the undersigned whose signature appears below hereby constitutes and appoints each of William S. Kirsch, Richard R. Dykhouse and Karl
W. Kindig or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    * * * * *

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 10, 2003.

     Signature                              Title

/s/  WILLIAM J. SHEA        President, Chief Executive Officer and Director
--------------------
  William J. Shea

/s/  EUGENE M. BULLIS       Executive Vice President and Chief Financial Officer
---------------------
  Eugene M. Bullis

/s/  JOHN R. KLINE          Senior Vice President and Chief Accounting Officer
---------------------
  John R. Kline

                                  EXHIBIT INDEX

   Exhibit
   Number                 Description


     3.1 Amended and Restated Certificate of Incorporation of Conseco, Inc., incorporated by reference to Exhibit 1 of our Registration Statement on Form 8-A (Registration File No. 001-31792).

     3.2 Amended and Restated Bylaws of Conseco, Inc., incorporated by reference to Exhibit 2 of our Registration Statement on Form 8-A (Registration File No. 001-31792).

       4       Conseco, Inc. 2003 Long-Term Equity Incentive Plan.

       5       Opinion of Kirkland & Ellis LLP.

    23.1       Consent of PricewaterhouseCoopers LLP.

    23.2       Consent of Kirkland & Ellis LLP (included in Exhibit 5).

      24 Power of Attorney (included on the signature page of this Registration Statement).